 Exhibit (a)(1)(E)
NOTICE OF GUARANTEED DELIVERY
For Series B Preferred Stock
Exela Technologies, Inc.
Offer to Exchange up to 900,328 shares of its 6.00% Series B Cumulative Convertible
Perpetual Preferred Stock for up to 900,328 shares of its
6.00% Series B1 Cumulative Convertible Perpetual Preferred Stock
This form or one substantially equivalent hereto must be used by holders of shares of outstanding 6.00% Series B Cumulative Convertible Perpetual Preferred Stock (“Series B Preferred Stock”) for Series B1 Preferred Stock, with each share of Series B Preferred Stock being exchangeable in the Offer for one share of Series B1 Preferred Stock and an amount in cash equal to the accrued but unpaid dividends on the Series B Preferred Stock through the date of issue of the Series B1 Preferred Stock upon the terms and subject to the conditions set forth in the Offer to Exchange (as amended and supplemented from time to time, the “Offer to Exchange”) and the related Offer materials (the “Offer”) in the event the holder’s shares of Series B Preferred Stock are not immediately available or if such holder cannot deliver its shares and letter of transmittal (as amended and supplemented from time to time, the “Letter of Transmittal”) (and any other documents required by the Letter of Transmittal) to Continental Stock Transfer & Trust Company (the “Exchange Agent”) prior to 11:59 p.m., New York City time, on May 16, 2022, unless extended by the Company (such date and time for the Offer, as the same may be extended, the “Expiration Date”) or if compliance with book entry transfer procedures cannot be effected on a timely basis.
This Notice of Guaranteed Delivery may be delivered by hand or sent by mail to the Exchange Agent. Capitalized terms used but not defined herein have the meaning given to them in the Offer to Exchange.
The Exchange Agent for the Offer is
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
By Hand or Overnight Delivery:
Continental Stock Transfer & Trust Company
1 State Street - 30th Floor
Attn: Reorg
New York, New York 10004
If you have questions or need assistance, please contact Continental Stock Transfer & Trust Company at 917-262-2378.
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Offer to Exchange), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Signature Guarantee.

Ladies and Gentlemen:
The undersigned hereby tenders to the Company shares of its Series B Preferred Stock, upon the terms and subject to the conditions contained in the Offer to Exchange and the Letter of Transmittal, receipt of which is hereby acknowledged.
The Company urges all holders of shares of Series B Preferred Stock to read the Offer to Exchange, including those sections that compare the rights, preferences, powers and privileges of the holders of Series B Preferred Stock and the holders of Series B1 Preferred Stock.
The undersigned agrees that tenders of shares of Series B Preferred Stock pursuant to the Offer to Exchange may be withdrawn at any time prior to the Expiration Date as provided in the Offer to Exchange. All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.
Name(s) and Addresses of Registered Holder(s) (Please fill-in)	Shares of Series B Preferred Stock Tendered*

Total

*
Each share of Series B Preferred Stock is exchangeable in the Offer for one share of Series B1 Preferred Stock having a liquidation preference of $25.00 per share of Series B1 Preferred Stock plus an amount in cash equal to the accrued and unpaid dividends on the Series B Preferred Stock through the date of issuance of the Series B1 Preferred Stock

IMPORTANT: THIS NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED
BY THE EXCHANGE AGENT PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
PLEASE SIGN HERE
X		2022
X		2022
X Signature(s) of Holders	Date	2022
Area Code and Telephone Number:

If a holder is tendering any shares of Series B Preferred Stock, the above must be signed by the registered holder(s) as the name(s) appear(s) on the certificate(s) for the shares of Series B Preferred Stock or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title and provide proper evidence of such fiduciary’s authority to so act.
Please print name(s) and address(es)
Name(s)

Capacity:

Address:

☐ The Depository Trust Company (Check if shares will be tendered by book-entry transfer)
Account Number:

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.
GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
The undersigned, an “eligible guarantor institution” and member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the shares of Series B Preferred Stock (or a confirmation of book-entry transfer of such shares of Series B Preferred Stock into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and any other documents required by the Letter of Transmittal within two New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.
Name of Firm:	(Authorized signature)
Address:	Title:
Name: (Please type or print)
(Zip Code)	Date:
Area Code and Telephone Number:
PLACE MEDALLION GUARANTEE STAMP BELOW.